Exhibit 10.1

KENNEDY-WILSON HOLDINGS, INC. 6.00% SERIES C CUMULATIVE PERPETUAL PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT dated as of June 4, 2023

TABLE OF CONTENTS
i

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EXHIBIT A-2: FORM OF WARRANT AGREEMENT
EXHIBIT B: FORM OF REGISTRATION RIGHTS AGREEMENT
EXHIBIT C: FORM OF OPINION OF LATHAM & WATKINS LLP

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6.00% SERIES C CUMULATIVE PERPETUAL PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT
THIS 6.00% SERIES C CUMULATIVE PERPETUAL PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (this “Agreement”), dated as of June 4, 2023, is entered into by and among Kennedy-Wilson Holdings, Inc., a Delaware corporation (the “Company”), and the party or parties listed on Schedule I hereto (each a “Purchaser” and, collectively, the “Purchasers”) (the Company and the Purchasers being sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties”), with reference to the following:
RECITALS
The Company desires to sell, and each Purchaser desires to purchase, the number of shares of the Company’s 6.00% Series C Cumulative Perpetual Preferred Stock, par value $0.0001 per share and liquidation preference $1,000 per share (the “Series C Preferred Stock”) specified opposite such Purchaser’s name in Schedule I hereto and the number of Warrants (collectively, the “Warrants” and each, individually, a “Warrant”) to acquire Common Stock (as defined below) of the Company specified opposite such Purchaser’s name in Schedule I hereto and to be set forth in the Warrant Agreement by and among the Company and the respective Purchasers in the form attached hereto as Exhibit A-2 (the “Warrant Agreement”). The 200,000 shares of the Series C Preferred Stock to be issued and sold in the aggregate hereunder are referred to herein as the “Shares” and, together with the Warrants to be issued and sold in the aggregate hereunder, the “Purchase Securities.”
NOW, THEREFORE, in consideration of the mutual covenants and agreements in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:
ARTICLE 1

DEFINITIONS AND INTERPRETATION
1.1    Defined Terms. Capitalized terms used in this Agreement (including in the Preamble and the Recitals hereto) without other definition shall have the following meanings, unless the context clearly requires otherwise:
“Affiliate” has the meaning ascribed to such term in Rule 501 under the Securities Act.
“Agreement” means this 6.00% Series C Cumulative Perpetual Preferred Stock and Warrant Purchase Agreement, including all Exhibits, Schedules and other attachments hereto.
“Aggregate Purchase Price” has the meaning ascribed to such term in Section 2.2 hereof.
“Applicable Purchase Price” has the meaning ascribed to such term in Section 2.2 hereof.
“Board of Directors” or “Board” means the board of directors (or similar governing body) of the Company.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are required or authorized by law to close.

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“Certificate of Designations” means the Certificate of Designations of the Series C Preferred Stock in the form set forth as Exhibit A-1 to this Agreement.
“Closing” has the meaning ascribed to such term in Section 3.1 hereof.
“Closing Actions” has the meaning ascribed to such term in Section 3.2 hereof.
“Closing Date” has the meaning ascribed to such term in Section 3.1 hereof.
“Code” means the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder.
“Common Stock” means the common stock of the Company, par value $0.0001 per share.
“Company” has the meaning ascribed to such term in the Preamble to this Agreement.
“Control” means, for any person, the power to direct the management and policies of that person, directly or indirectly, whether through the ownership of voting securities or beneficial interests, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative to the foregoing.
“Convertible Securities” means any securities or other instruments that are convertible into or exercisable or exchangeable for Common Stock, including, without limitation, the Warrants.
“DTC” has the meaning ascribed to such term in Section 3.2.1 hereof.
“ERISA” means the Employee Retirement Income Security Act of 1974 and the regulations and published interpretations thereunder.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Fairfax” means Fairfax Financial Holdings Limited, a corporation organized under the laws of Canada.
“Fairfax Group” means, collectively, Fairfax, the Purchasers and their respective Affiliates.
“Fairfax Beneficial Ownership Percentage” means the total number of shares of Common Stock beneficially owned by the Fairfax Group, expressed as a percentage of the total number of shares of Common Stock which would be outstanding on a Fully-Diluted Basis and calculated in the same manner that would be required if the same were disclosed in a table pursuant to Item 403 of Regulation S-K under the Securities Act.
“Fairfax Share Percentage” means, as of any date, the percentage calculated as follows:
where

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X =    the total number of shares of Common Stock held by the Fairfax Group on such date
Y =    the total number of Underlying Securities into which all of the Warrants held by the Fairfax Group on such date may be exercised
Z =    the total number of Underlying Securities into which all of the Warrants issued on the Closing Date may be exercised, as adjusted for stock splits and combinations and similar events.
“FINRA” means the United States Financial Industry Regulatory Authority.
“Fraud” means (a) with respect to the Company, the actual fraud of the Company with respect to the making of any representations and warranties in Article 4 of this Agreement or in any certificate delivered herewith or therewith, which involves a knowing and intentional misrepresentation or omission with the intent to deceive the Purchasers or their Affiliates and upon which the Purchasers or such Affiliates actually have relied (it being understood and agreed that, for the avoidance of doubt, the Purchasers and their Affiliates have relied upon the representations and warranties in this Agreement and in any certificate delivered herewith or therewith), and for the avoidance of doubt, does not include claims based on constructive knowledge, negligent misrepresentation or a similar theory under applicable tort laws, and (b) with respect to any Purchaser, the actual fraud of such Purchaser with respect to the making of any representations and warranties in Article 5 of this Agreement or in any certificate delivered herewith or therewith, which involves a knowing and intentional misrepresentation or omission with the intent to deceive the Company or its Affiliates and upon which the Company or such Affiliates actually have relied (it being understood and agreed that, for the avoidance of doubt, the Company and its Affiliates have relied upon the representations and warranties in this Agreement and in any certificate delivered herewith or therewith), and for the avoidance of doubt, does not include claims based on constructive knowledge, negligent misrepresentation or a similar theory under applicable tort laws.
“Fully-Diluted Basis” means, without duplication, the number of shares of Common Stock which would be outstanding, as of the date of computation, if all vested and outstanding Purchase Rights and Convertible Securities had been converted, exercised or exchanged; provided, however, that any Purchase Rights and Convertible Securities which are subject to vesting but have not vested as of the date of computation will be disregarded for purposes of determining Fully-Diluted Basis.
“Governmental Entity” has the meaning ascribed to such term in Section 4.15 hereof.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“J.P. Morgan” has the meaning ascribed to such term in Section 4.31 hereof.
“Material Adverse Effect” has the meaning ascribed to such term in Section 4.10 hereof.
“NYSE” means the New York Stock Exchange.
“Party” or “Parties” has the meaning ascribed to such term in the Preamble to this Agreement.
“Permitted Transferee” means Fairfax and its Affiliates.

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“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Agreement.
“Preferred Stock” means shares of capital stock of the Company which shall be entitled to preference or priority over any other shares of capital stock of the Company in respect of either the payment of dividends or the distribution of assets upon liquidation.
“Public Filings” means, collectively, (i) the Company’s annual report on Form 10-K for the year ended December 31, 2022 (including any information incorporated by reference therein and the first amendment thereto), (ii) the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2023, and (iii) the current reports on Form 8-K filed (but not furnished) by the Company since January 1, 2023 through the date hereof.
“Purchase Rights” means options, warrants, including the Warrants to be issued and sold pursuant to this Agreement, or other rights to purchase or subscribe for Common Stock or Convertible Securities.
“Purchase Securities” has the meaning ascribed to such term in the Recitals hereto.
“Purchaser” has the meaning ascribed to such term in the Preamble to this Agreement.
“Registration Rights Agreement” means the registration rights agreement substantially in the form set forth as Exhibit B to this Agreement.
“Requisite Stockholder Approval” has the meaning ascribed to such term in the Warrant Agreement (or, prior to the execution of the Warrant Agreement, the form attached hereto as Exhibit A-2).
“SEC” means the U.S. Securities and Exchange Commission, or any other U.S. federal agency at the time administering the Securities Act.
“Securities” or “Security” means Common Stock, Preferred Stock, Convertible Securities, Purchase Rights and any other shares of capital stock or equity interests or debt securities of the Company, whether or not issued or outstanding on the date of this Agreement.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.
“Series C Preferred Stock” has the meaning ascribed to such term in the Recitals to this Agreement.
“Shares” has the meaning ascribed to such term in the Recitals to this Agreement.
“Standstill Termination Date” means the date on which the total number of shares of Common Stock beneficially owned by the Purchasers and their Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Purchasers for purposes of Section 13(d) of the Exchange Act (including any Underlying Securities for which the Warrants are exercisable) is less than 5% of the Company’s outstanding Common Stock on a Fully-Diluted Basis.

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“subsidiary” means with respect to the Company and at any time, any entity at such time directly or indirectly (i) wholly or majority owned by any of the Company or any other subsidiary of the Company or (ii) Controlled by any of the Company or any other subsidiary of the Company.
“Transactions” has the meaning ascribed to such term in Section 3.3.4 hereof.
“Underlying Securities” has the meaning ascribed to such term in Section 2.3 hereof.
“Voting Stock” means, with respect to any entity, all classes and series of capital stock of such entity the holders of which are ordinarily, in the absence of contingencies, entitled to vote in the election of the directors, managers or trustees (or other persons performing similar functions), as the case may be, of such entity.
“Warrant” or “Warrants” has the meaning ascribed to such term in the Recitals hereto.
“Warrant Agreement” has the meaning ascribed to such term in the Recitals hereto.
1.2    Interpretation. Except where otherwise expressly provided or unless the context otherwise necessarily requires, in this Agreement (including in the Recitals hereto):
(a)Reference to a given Article, Section, Subsection, clause, or Exhibit is a reference to an Article, Section, Subsection, clause, or Exhibit of this Agreement.
(b)The terms “hereof”, “herein”, “hereto”, “hereunder” and “herewith” refer to this Agreement as a whole.
(c)Reference to a given agreement, instrument, document or law is a reference to that agreement, instrument, document or law as modified, amended, supplemented and restated through the date as of which such reference is made, and, as to any law, any successor law.
(d)Reference to a person includes its predecessors, successors and permitted assigns.
(e)The singular includes the plural and the masculine includes the feminine, and vice versa.
(f)“Includes” or “including” means “including, for example and without limitation.”
(g)References to “days” means calendar days.
(h)Any item disclosed by a Party on any schedule to this Agreement shall be deemed to be disclosed and incorporated by reference into each other schedule or representation or warranty delivered or made by such Party in this Agreement, as though fully set forth therein.
(i)The term “Purchasers” in the plural shall mean “Purchaser” in the singular to the extent Schedule I hereto only includes a singular Purchaser.

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ARTICLE 2

SUMMARY OF TRANSACTIONS
2.1    Sale and Purchase of Purchase Securities. Subject to the terms and conditions hereof, at the Closing (as defined below), (i) the Company agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase and acquire, (x) the number of Shares specified opposite such Purchaser’s name in Schedule I hereto and (y) the number of Warrants specified opposite such Purchaser’s name in Schedule I hereto, with each Warrant exercisable for one share of Underlying Securities (as defined below), subject to adjustment as provided in the Warrant, at an exercise price of $16.21 per Warrant, and (ii) the Parties shall take or cause to be taken the other actions described in Section 3.2. Each Purchaser shall, severally and not jointly, be liable for only the purchase of the Purchase Securities that appear on Schedule I hereto that relate to such Purchaser. The Company’s agreement with each Purchaser is a separate agreement, and the sale of the Purchase Securities to be purchased by each Purchaser is a separate sale. The obligations of each Purchaser hereunder are expressly not conditioned on the purchase by the other Purchaser of the Purchase Securities such other Purchaser has agreed to purchase.

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2.2    Purchase Price. The aggregate amount payable by each Purchaser for all of the Purchase Securities to be purchased by such Purchaser hereunder is set forth opposite such Purchaser’s name on Schedule I hereto (such amount, as applicable to a Purchaser, the “Applicable Purchase Price” and, as applicable to all Purchasers in the aggregate, the “Aggregate Purchase Price”). The Company shall, no later than two Business Days prior to the Closing Date (as defined below), notify each Purchaser in writing of the account to which payment of the Applicable Purchase Price shall be made at the Closing. Each Purchaser shall pay the Applicable Purchase Price in immediately available funds at the Closing in accordance with Section 3.2.2, subject to the satisfaction or waiver of the conditions to closing contained herein.
2.3    Underlying Securities. The Warrants will be exercisable into shares of Common Stock, in the manner set forth in the Warrant Agreement. The shares of Common Stock issuable upon exercise of the Warrants are referred to collectively herein as the “Underlying Securities.”
ARTICLE 3

CLOSING AND CLOSING CONDITIONS
3.1    Time and Place of the Closing. Subject to the terms and conditions hereof, the closing of the transactions contemplated by Section 2.1 (the “Closing”) shall take place at the offices of Latham & Watkins LLP, 355 South Grand Avenue, Suite 100, Los Angeles, CA, 90071 at 10:00 A.M., New York time, on the second Business Day after fulfillment or waiver of the closing conditions, or at such other time on the same or such other date as the Company and the Purchasers mutually agree (the actual date of the Closing is referred to herein as the “Closing Date”).
3.2    Actions at the Closing. At the Closing, the Company and the Purchasers (as applicable) shall take or cause to be taken the following actions (the “Closing Actions”):
3.2.1Delivery of Purchase Securities. In exchange for the payment referenced in Section 3.2.2 below, the Company shall deliver to each Purchaser the Shares, through the facilities of the Depository Trust Company (“DTC”), and the Warrants to be purchased by such Purchaser hereunder.
3.2.2Payment of Purchase Price. Each Purchaser shall pay the Applicable Purchase Price to the Company by wire transfer in immediately available funds to the account designated by the Company pursuant to Section 2.2.
3.2.3Opinions. The Company shall cause to be delivered to the Purchasers the opinion of Latham & Watkins LLP, special counsel for the Company, dated as of the Closing Date, substantially in the form set forth as Exhibit C to this Agreement.
3.2.4Officers’ Certificate. The Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company shall deliver to the Purchasers a written certificate executed by such officers, in their capacity as such, dated as of the Closing Date, to the effect that:
(a)for the period from and after the date of this Agreement and prior to the Closing, there has not occurred any downgrading, nor has any notice been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the corporate rating accorded the Company and its subsidiaries or in the rating accorded any

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securities or indebtedness of the Company or any of its subsidiaries, in each case, by any “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act;
(b)for the period from and after the date of this Agreement and prior to the Closing, there has not occurred any Material Adverse Effect;
(c)to the knowledge of such officers, the representations and warranties of the Company set forth in Article 4 were true and correct as of the date hereof and are true and correct as of the Closing Date (except to the extent that such representation or warranty speaks to an earlier date, in which case such representation of warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, a Material Adverse Effect; and
(d)the Company has performed in all material respects all the covenants and agreements required to be performed by it at or prior to the Closing Date.
3.2.5NYSE Matters. With respect to the Purchase Securities:
(a)the Company shall have submitted a supplemental listing application to the NYSE for the Underlying Securities; and
(b)no objection shall have been made by the NYSE relating to the issuance of the Shares, the Warrants or the Underlying Securities that remains unresolved.
3.2.6Filing of Certificate of Designations. The Company shall cause the Certificate of Designations to be filed with the Secretary of State of the State of Delaware before the Closing.
3.2.7Warrant Agreement. Each of the Company and the Purchasers shall execute and deliver the Warrant Agreement.
3.2.8Registration Rights Agreement. Each of the Company and the Purchasers shall execute and deliver the Registration Rights Agreement.
3.2.9Good Standing Certificate. The Company shall cause to be delivered to the Purchasers a certificate of the Secretary of State of the State of Delaware, dated not more than three business days prior to the Closing Date (which shall be brought down on the Closing Date), to the effect that the Company is validly existing and in good standing.
3.2.10Secretary’s Certificate. The Company shall cause to be delivered to the Purchasers a certificate of the Secretary or Assistant Secretary of the Company, certifying as to (1) the Company’s charter documents and by-laws, (2) board resolutions authorizing the entering into of this Agreement, the issuance of the Purchase Securities and the taking of all other actions contemplated by this Agreement to be taken by the Company, and (3) the incumbency of the officer authorized to execute this Agreement, the Registration Rights Agreement, the Warrant Agreement and the certificates evidencing the Purchase Securities, setting forth the name and title and bearing the signatures of such officer.

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3.2.11Additional Actions. The Parties shall execute and deliver, or cause to be executed and delivered, all other documents, and take such other actions, in each case as shall be necessary or appropriate, to consummate the transactions contemplated hereby, all in accordance with the provisions of this Agreement.
3.3    Conditions Precedent to Obligations of each Purchaser. The obligation of each Purchaser to consummate the purchase of the Purchase Securities to be purchased by such Purchaser at Closing shall be subject to each of the following conditions, any of which conditions may be waived by such Purchaser in its sole discretion:
3.3.1    Accuracy of Representations and Warranties. Each of the representations and warranties on the part of the Company set forth in Article 4 hereof shall be true and correct (without giving effect to any limitation or qualification as to “material” “materiality” or “Material Adverse Effect” set forth therein) as of the date hereof and as of the Closing Date (except to the extent that such representation or warranty speaks to an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date), as though then made, and the representations and warranties set forth in the officers’ certificate delivered pursuant to Section 3.2.4 shall be true and correct, except, in each case, where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Material Adverse Effect.
3.3.2    Performance of Closing Actions. The Company shall have performed in all material respects all the covenants and agreements required to be performed by it at or before Closing, including its Closing Actions.
3.3.3    No Material Adverse Effect. For the period from and after the date of this Agreement and prior to the Closing:
(a)there shall not have occurred any Material Adverse Effect; and
(b)there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the corporate rating accorded the Company and its subsidiaries or in the rating accorded any securities or indebtedness of the Company or any of its subsidiaries, in each case, by any “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act.
3.3.4    Regulatory Approvals. Any waiting period (and any extension thereof) applicable under the HSR Act with respect to the execution, delivery or performance of this Agreement and the transactions contemplated hereby, including the purchase and sale of the Purchase Securities and/or the issuance of the Underlying Securities (collectively, the “Transactions”) shall have been terminated or shall have expired.
3.4    Conditions Precedent to Obligations of the Company. The obligation of the Company to consummate the sale of the applicable number of Purchase Securities to each Purchaser at the Closing shall be subject to the accuracy of the representations and warranties on the part of such Purchaser set forth in Article 5 hereof as of the date hereof and as of the Closing Date (except to the extent that such representation or warranty speaks to an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date), as though then made, and to each of the following additional conditions, any of which conditions may be waived by the Company in its sole discretion:

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3.4.1    Performance of Closing Actions. Such Purchaser shall have performed in all material respects all the covenants and agreements required to be performed by it at or before Closing, including its Closing Actions.
3.4.2    Withholding Certificates. Such Purchaser shall at the Closing, and subsequently as requested by the Company, provide to the Company a duly completed and valid IRS Form W-9 or W-8 (of the type applicable to such Purchaser), as applicable, executed in its name or, if the Purchaser is a single-member entity that is disregarded for U.S. federal income tax purposes, the name of its single owner.
3.4.3    Regulatory Approvals. Any waiting period (and any extension thereof) applicable under the HSR Act with respect to the execution, delivery or performance of this Agreement and the Transactions shall have been terminated or shall have expired.
3.4.4    Consents. The Company shall have obtained all waivers and consents that may be necessary under the Certificate of Designations of the 5.75% Series A Cumulative Perpetual Convertible Preferred Stock.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as set forth in the Disclosures Schedules to this Agreement (each of which qualifies (a) the correspondingly numbered representation, warranty or covenant if specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face), the Company hereby represents and warrants to the Purchasers as of the date hereof and as of the Closing Date that:
4.1    No Registration Required; Rule 144A Eligibility. Subject to compliance by the Purchasers with the representations and warranties set forth in Article 5 hereof, it is not necessary in connection with the offer, sale, issuance and delivery of the Purchase Securities to the Purchasers in the manner contemplated by this Agreement to register the Purchase Securities under the Securities Act. The Purchase Securities will not be, at the time of Closing, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated interdealer quotation system. The Company is subject to the reporting requirements of Section 13 of the Exchange Act.
4.2    No Integration of Offerings or General Solicitation. None of the Company, its Affiliates or, to the knowledge of the Company, any person acting on its or any of their behalf has, directly or indirectly, sold, solicited any offer to buy or offered to sell, or will, directly or indirectly, sell, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security (as defined in the Securities Act) which is or would be integrated with the offering and sale of the Purchase Securities in a manner that would require the Purchase Securities to be registered under the Securities Act. None of the Company, its Affiliates, or any person acting on its or any of their behalf has engaged or will engage, in connection with the offering of the Purchase Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.
4.3    Accurate Disclosure; Public Filings. Each Public Filing did not, when filed, and the Public Filings, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the

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circumstances under which they were made, not misleading. The Public Filings, at the time they were filed with the SEC or, prior to the Closing Date, are filed with the SEC, complied or will comply in all material respects with the requirements of the Exchange Act.
4.4    The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
4.5    The Purchase Securities. The Purchase Securities have been duly and validly authorized for issuance, sale and delivery pursuant to this Agreement by all necessary corporate action on the part of the Company and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, the Certificate of Designations and the Warrant Agreement, as applicable, the Purchase Securities will be duly and validly issued, fully paid and non-assessable, will not be subject to any preemptive or other similar rights or contractual encumbrances and will be convertible at the option of the holders thereof into the Underlying Securities in accordance with the Warrant Agreement.
4.6    Outstanding Capital Stock. The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the issued and outstanding shares of capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.
4.7    The Underlying Securities. The Underlying Securities have been duly authorized and reserved for issuance upon exercise of the Warrants by all necessary corporate action, and when issued and delivered upon exercise of the Warrants, in the manner contemplated by the Warrant Agreement, will be validly issued, fully paid and non-assessable; and no preemptive or other similar rights or contractual encumbrances exist with respect to any of the Underlying Securities.
4.8    The Certificate of Designations, Warrant Agreement and Warrants. Each of the Certificate of Designations, the Warrant Agreement and the Warrants has been duly authorized by the Company.
4.9    No Convertible Stock. Other than as disclosed in the Public Filings, there are no outstanding securities of the Company convertible into, exchangeable for or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock.
4.10    No Material Adverse Change. Except as otherwise disclosed in the Public Filings (excluding forward-looking disclosures contained in “Risk Factors” and “Forward-Looking Statements” or other similar sections thereof that disclose forward-looking information), since March 31, 2023, (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations or prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”); (ii) the Company and its subsidiaries, considered as one enterprise, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement; (iii) except for regular quarterly dividends on the Common Stock, in

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amounts per share that are consistent with past practice, there has been no cash dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock; and (iv) the Company and its subsidiaries have not issued or sold any shares of capital stock or other equity interests or any Convertible Securities, other than the Purchase Securities. Since March 31, 2023, the business of the Company and its subsidiaries has been conducted in the ordinary course of business in all material respects.
4.11    Independent Accountants. KPMG LLP, who have expressed their opinion with respect to certain of the financial statements included in the Public Filings, are independent registered public accountants with respect to the Company as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board, and any non-audit services provided by KPMG LLP to the Company or any of its subsidiaries have been approved by the Audit Committee of the Board of Directors.
4.12    Preparation of the Financial Statements. The consolidated financial statements of the Company, including the notes thereto, included in the Public Filings present fairly the consolidated financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified (subject in the case of unaudited statements to normal year-end audit adjustments, none of which are material). Such financial statements comply in all material respects as to form with the applicable accounting requirements of Regulation S-X under the Securities Act and have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and subject, in the case of unaudited statements, to normal year-end audit adjustments). The financial statement schedules attached to such financial statements present fairly in accordance with Regulation S-X under the Securities Act the information required to be stated therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Public Filings under the Exchange Act.
4.13    Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation and in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Public Filings and to enter into and perform its obligations under each of this Agreement, the Registration Rights Agreement, the Warrant Agreement, the Certificate of Designations and the Shares. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.
4.14    Incorporation and Good Standing of the Subsidiaries. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, each subsidiary of the Company has been duly incorporated or formed , as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has corporate, partnership or limited liability company, as applicable, power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Public Filings. Each subsidiary of the Company is duly qualified as a foreign corporation, limited partnership or limited liability company, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing or equivalent status would

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not, individually or in the aggregate, result in a Material Adverse Effect. All of the issued and outstanding shares of capital stock, or similar equity interest, of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable. None of the outstanding shares of capital stock of any subsidiary of the Company were issued in violation of any preemptive or other similar rights or contractual encumbrances. The only subsidiaries of the Company are (i) listed in in Exhibit 21 to the Company’s annual report on Form 10-K for the year ended December 31, 2022 and (ii) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.
4.15    Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or bylaws (or other organizational document), (ii) in default (“Default”) in the performance or observance of any obligation, agreement, covenant or condition under any indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the properties or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), or (iii) is in violation of any statute, law, rule, regulation, judgment, order or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except with respect to clauses (ii) and (iii), for such Defaults or violations as would not, individually or in the aggregate, have a Material Adverse Effect.
The Company’s execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Warrant Agreement, the issuance and delivery of the Purchase Securities or the Underlying Securities, the Company’s compliance with the Certificate of Designations and the consummation of the transactions contemplated hereby and thereby (i) have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or lapse of time or both, result in any violation of the charter or by laws (or other applicable organizational document) of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its subsidiaries pursuant to any Existing Instrument and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any Governmental Entity, except with respect to clauses (ii) and (iii), for such conflicts, breaches, Defaults, Debt Repayment Triggering Events, liens, charges, encumbrances or violations as would not, individually or in the aggregate, have a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
No consent, approval, authorization or other order of, or registration or filing with, any Governmental Entity is required for the Company’s execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Warrant Agreement or the issuance and delivery of the Purchase Securities or the Underlying Securities or the Company’s compliance with the Certificate of Designations, or the consummation of the transactions contemplated hereby and thereby, except for the filings contemplated by Section 6.6 or such as have been or will be obtained or made by the Company and are or will be in full force and effect under the Securities Act, and applicable state securities or blue sky laws within the appropriate time periods therefor.

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4.16    No Material Actions or Proceedings. Except as otherwise disclosed in the Public Filings, there are no legal or governmental actions, suits, proceedings, inquiries or investigations pending or, to the Company’s knowledge, threatened (i) against the Company or any of its subsidiaries or (ii) which has as the subject thereof any property owned or leased by, the Company or any of its subsidiaries, which, in the case of clause (i) or (ii) above, would, individually or in the aggregate, reasonably be expected to be material to the Company and its subsidiaries, considered as one enterprise, or materially and adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder or under the Warrant Agreement, the Warrants, Certificate of Designations or the Shares.
4.17    Absence of Labor Dispute; Compliance with Labor Laws. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries’ suppliers, manufacturers, customers or contractors that, in either case, would reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) there is (i) no unfair labor practice complaint pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the best of the Company’s knowledge, threatened, against the Company or any of its subsidiaries, (ii) no strike, labor dispute, slowdown or stoppage pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries and (iii) no union representation question existing with respect to the employees of the Company or any of its subsidiaries and, to the best of the Company’s knowledge, no union organizing activities taking place and (B) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.
4.18    Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, the “Intellectual Property Rights”) reasonably necessary for the conduct of the Company’s business as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect.
4.19    All Necessary Permits, etc. The Company and its subsidiaries possess such licenses, certificates, authorizations, consents or permits (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to own, lease and operate their respective properties and to conduct their respective businesses except where the failure to so possess would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.
4.20    Title to Properties. The Company and each of its subsidiaries have good and marketable title to all the properties and assets reflected as owned by them in the Public Filings, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as (A) are described in the Public Filings or (B) do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary and

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except where failure to have such good and marketable title would not, individually or in the aggregate, reasonably be expected to be material to the Company and its subsidiaries, considered as one enterprise. The real property, improvements, equipment and personal property held under lease by the Company or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary, except where the failure to hold such valid and enforceable leases would not, individually or in the aggregate, reasonably be expected to be material to the Company and its subsidiaries, considered as one enterprise.
4.21    Tax Law Compliance. Except as would not, individually or in the aggregate reasonably be expected to result in a Material Adverse Effect, (i) the Company and its subsidiaries have filed all necessary federal, state, local and foreign tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them and (ii) the Company has made adequate charges, accruals and reserves in accordance with GAAP in the financial statements included in the Public Filings in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.
4.22    Company Not an “Investment Company”. The Company is not, and, upon the issuance and sale of the Purchase Securities, receipt of payment for the Purchase Securities and application of the proceeds therefrom will not be, required to register as an “investment company” within the meaning of the Investment Company Act.
4.23    Insurance. The Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real property (other than immaterial owned or leased real property) owned or leased by the Company and its subsidiaries against damage, destruction, acts of vandalism, flood and earthquakes. All policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect, except where failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to be material to the Company and its subsidiaries considered as one enterprise. Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their respective businesses as now conducted and at a cost that would not be reasonably expected to have a Material Adverse Effect.
4.24    Compliance with Sarbanes-Oxley. The Company and its subsidiaries and, to the Company’s knowledge, their respective officers and directors have been and are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the SEC promulgated thereunder).
4.25    Internal Controls. The Company and its subsidiaries maintain a system of internal accounting controls that is in compliance with the Sarbanes-Oxley Act in all material respects and is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance

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with management’s general or specific authorization, (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) the interactive data in eXtensible Business Reporting Language included in the Public Filings fairly presents the information called for in all material respects and is prepared in accordance with the SEC’s rules and guidelines applicable thereto.
4.26    Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any of its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any identified significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any identified fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
4.27    Compliance with Environmental Laws.  Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (A) each of the Company and its subsidiaries and their respective operations and facilities are in compliance with, and not subject to any known liabilities under applicable Environmental Laws, which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of the Company or its subsidiaries under applicable Environmental Laws, and compliance with the terms and conditions thereof; (B) neither the Company nor any of its subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (C) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging actual or potential liability on the part of the Company or any of its subsidiaries based on or pursuant to any Environmental Law pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability under or pursuant to any Environmental Law the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; (D) neither the Company nor any of its subsidiaries is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law; (E) no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Company or any of its subsidiaries; and (F) to the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions or occurrences, including, without limitation, the Release (as defined below) or threatened Release of any Material of Environmental Concern (as defined below), that could reasonably be expected to result in a violation of or liability under any Environmental Law (as defined below) on the part of the Company or any of its subsidiaries, including without

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limitation, any such liability which the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.
 For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health, including without limitation, those relating to (A) the Release or threatened Release of Materials of Environmental Concern; and (B) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern. “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.
4.28    Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Effect.
4.29    Related Party Transactions. Except for any relationship as a result of the transactions contemplated by this Agreement, no relationship, direct or indirect, exists between or among any of the Company or any Affiliate of the Company, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company or any Affiliate of the Company, on the other hand, which is required by the Exchange Act to be disclosed in reports filed under the Exchange Act which is not so disclosed in the Public Filings. Except as otherwise disclosed in the Public Filings, there are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any Affiliate of the Company to or for the benefit of any of the officers or directors of the Company or any Affiliate of the Company or any of their respective family members.
4.30    Solvency. The Company is, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.
4.31    Brokers. Except for J.P. Morgan Securities LLC (“J.P. Morgan”) as placement agent, there is no broker, finder or other party that is entitled to receive from the

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Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.
4.32    Registration Rights Agreement; Registration Rights. The Registration Rights Agreement has been duly authorized and, at the Closing Date, will have been duly executed and delivered by the Company, and will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification under the Registration Rights Agreement may be limited by applicable law. There are no persons with registration rights or other similar rights to have any securities registered for sale or sold by the Company under the Securities Act, other than those rights provided for in the Registration Rights Agreement, that certain Registration Rights Agreement dated as of November 7, 2019 by and among the Company, Quinton Heights, LLC and Security Benefit Life Insurance Company, and that certain Registration Rights Agreement dated as of March 8, 2022 by and among the Company and the parties listed on Schedule I thereto.
4.33    ERISA Compliance. Except as would not reasonably be expected to result in a Material Adverse Effect, (A) the Company, each of its subsidiaries and each “employee benefit plan” (as defined in Section 3(3) of ERISA) established or maintained by the Company or any of its subsidiaries are in compliance with the applicable provisions of ERISA and, to the knowledge of the Company, each “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) to which the Company, any of its subsidiaries or any of their ERISA Affiliates (as defined below) contributes (a “Multiemployer Plan”) is in compliance with ERISA; (B) no “reportable event” (as defined under Section 4043(c) of ERISA, other than an event for which the 30-day notice requirement is waived) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” subject to Title IV of ERISA that is established or maintained by the Company, any of its subsidiaries or any of their ERISA Affiliates; (C) no “single employer plan” (as defined in Section 4001(a)(15) of ERISA) established or maintained by the Company, any of its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in Section 4001(a)(18) of ERISA); (D) none of the Company, any of its subsidiaries and any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971 or 4980B of the Code; (E) neither the Company nor any of its subsidiaries has incurred or reasonably expects to incur any liability under Section 4975 of the Code; and (F) each “employee benefit plan” established or maintained by the Company or any of its subsidiaries that is intended to be qualified under Section 401 of the Code is the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Code of which the Company or such subsidiary is a member.
4.34    Anti-Corruption. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its subsidiaries, considered as one enterprise, neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any other applicable anti-corruption laws, including, without limitation, making use of the mails or any means or instrumentality of

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interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any government official, including any officer or employee of a foreign government or government-controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or official thereof, or candidate for political office (each, a “Government Official”), or to any other person while knowing that all or some portion of the money or value will be offered, given or promised to a Government Official for the purposes of obtaining or retaining business or securing any other improper advantage, in each case in violation of the FCPA or any other applicable anti-corruption laws; and the Company, its subsidiaries and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with all applicable anti-corruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith, except for such failures to comply or to institute and maintain policies and procedures that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its subsidiaries, considered as one enterprise.
4.35    Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”), except for such non-compliance as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its subsidiaries, considered as one enterprise, and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
4.36    OFAC. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its subsidiaries, considered as one enterprise, none of the Company, its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) that is (and, to the knowledge of the Company, none of the foregoing persons or entities is owned or controlled by a Person that is) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Purchase Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) for the purpose of financing any activities of or business with any Person, or in any country or territory that, at the time of such financing, is the subject of Sanctions or (ii) in any other manner that will, to the Company’s knowledge, result in a violation by any Person (including any Person participating in the transaction, whether as an underwriter, advisor, investor or otherwise) of Sanctions.
4.37    Cybersecurity. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its subsidiaries, considered as one enterprise, (A) there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any

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third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”): (B) neither the Company nor its subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any Governmental Entity, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except for such non-compliance that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its subsidiaries, considered as one enterprise.
ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS
5.1    Representations and Warranties of Purchaser. Each Purchaser hereby represents and warrants to the Company, severally and not jointly, that:
5.1.1    Organization, Authority and Power. Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to enter into this Agreement, to consummate each of the transactions and undertakings contemplated hereby, and to perform all the terms and conditions hereof to be performed by it. The execution, delivery and performance of this Agreement and the Registration Rights Agreement and consummation of each of the transactions and undertakings contemplated hereby and thereby have been duly authorized by all requisite action on its part under such Purchaser’s constituent or governing documents and applicable law.
5.1.2    Valid and Binding Obligations. This Agreement has been duly and validly executed and delivered, and is enforceable against such Purchaser in accordance with the terms thereof except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
5.1.3    Securities Law Matters. Such Purchaser hereby acknowledges that the offer and sale of the Purchase Securities and the Underlying Securities to such Purchaser are being made as a private placement pursuant to Section 4(a)(2) of the Securities Act and are not being registered under the Securities Act. Such Purchaser hereby acknowledges that neither the offer and sale of the Purchase Securities nor the offer and sale of the Underlying Securities have been registered under the Securities Act, or registered or qualified under any state securities laws, and the Purchase Securities and the Underlying Securities cannot be resold without registration thereunder or exemption therefrom. Such Purchaser is an “accredited investor,” as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, and will acquire the Purchase Securities and Underlying Securities for its own account, not as a nominee or agent, and not with a view to a sale or distribution thereof in violation of the Securities Act, any applicable state “blue sky” laws or any other applicable securities laws, and such Purchaser has no present intention of selling, granting any participation in, or otherwise

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distributing the Purchase Securities or the Underlying Securities. Such Purchaser is an Institutional Account as defined in FINRA Rule 4512(c). Such Purchaser has sufficient knowledge and experience in financial and business matters to enable it to evaluate the risks of investment in the Purchase Securities and Underlying Securities, is purchasing the Purchase Securities with a full understanding of all of the terms, conditions and risks thereof, and at the Closing will bear and have the ability to bear the economic risk of this investment for an indefinite period of time, including, but not limited to, loss of such Purchaser’s entire investment therein. Such Purchaser understands and agrees to the terms and conditions under which the Purchase Securities are being offered.
5.1.4    Legends. Such Purchaser acknowledges that (a) each certificate evidencing the Shares shall be endorsed with the legends substantially in the form set forth in the Certificate of Designations and (b) each Warrant and Underlying Securities shall be endorsed with the legends substantially in the form set forth in the Warrant Agreement, in each case as well as any additional legend imposed or required by applicable securities laws.
5.1.5    Restricted Securities. Such Purchaser acknowledges that the Purchase Securities and the Underlying Securities are “restricted securities” (as such term is defined in Rule 144 under the Securities Act) and must be held by such Purchaser unless subsequently resold or transferred in a transaction that is registered under the Securities Act or exempt from such registration. Such Purchaser agrees: (i) that such Purchaser will not sell, assign, pledge, give, transfer or otherwise dispose of the Purchase Securities or the Underlying Securities, or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to an effective registration statement covering the Purchase Securities or the Underlying Securities, as applicable, under the Securities Act and all applicable state or local securities laws, or in a transaction that is exempt from the registration provisions of the Securities Act and all applicable state or local securities laws and (ii) that the Company shall not be required to give effect to any purported transfer of the Purchase Securities or the Underlying Securities except upon compliance with the foregoing restrictions.
5.1.6    Access to Information; Independent Review. Such Purchaser acknowledges that it has been afforded an opportunity to request and to review all information considered by such Purchaser to be necessary to make an investment decision with respect to the Purchase Securities. Such Purchaser has received and reviewed information about the Company, has had an opportunity to discuss the Company’s business, management and financial affairs with its management and has conducted its own independent due diligence with respect to the Transactions.
5.1.7    Financial Capability. Such Purchaser at the Closing will have available funds necessary to consummate the Closing of the Purchase Securities to be purchased by it on the terms and conditions contemplated by this Agreement and to make any other necessary payment contemplated to be made hereunder at the Closing. Such Purchaser is not aware of any reason why the funds sufficient to fulfill its obligations under Article 2 (including the Applicable Purchase Price) will not be available at the Closing.
5.1.8    Ownership of Company Securities. The beneficial ownership of Common Stock of such Purchaser (if any), and collectively the Fairfax Group, before the initial issuance of the Purchase Securities pursuant to this Agreement is specified in the Schedule 13D filed with the SEC by certain members of the Fairfax Group on November 8, 2022.

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5.1.9    Interested Stockholder.  As of the date hereof, such Purchaser is not an “interested stockholder” (as defined in Section 203(c)(5) of the General Corporation Law of the State of Delaware) of the Company.
5.1.10    [Reserved.]
5.1.11    Reliance Upon Purchaser’s Representations. Such Purchaser understands and acknowledges that: (a) neither the Purchase Securities nor the Underlying Securities have been registered under the Securities Act; and (b) its representations and warranties contained herein are being relied upon by the Company as a basis for exemption of the sale of the Purchase Securities under the Securities Act. If any of the representations made by the Purchaser in connection with its purchase of Purchase Securities are no longer accurate, such Purchaser will promptly notify the Company.
5.1.12    Exculpation. Such Purchaser acknowledges that it is not relying upon J.P. Morgan in making its investment or decision to invest in the Company.
5.1.13    Certain ERISA Matters. Such Purchaser represents that the assets used to purchase the Purchase Securities will either (a) not constitute the assets of any plan subject to Part 4 of Title I of ERISA, Section 4975 of the Code or substantially similar law; or (b) will constitute the assets of such a plan, but the acquiring, holding and disposition of Purchase Securities will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or a violation under any applicable substantially similar law.
5.1.14    Non-Reliance. Except as expressly set forth in Article 4, such Purchaser acknowledges and agrees that none of the Company or any of its subsidiaries, nor any other person, has made any representation or warranty, express or implied, at law or in equity, by statute or otherwise, and any other representations or warranties are hereby expressly disclaimed by the Company, including, without limitation, any implied representation or warranty as to condition, merchantability, suitability or fitness for a particular purpose and except as expressly covered by a representation and warranty contained in Article 4, none of the Company or any of its subsidiaries, nor any other person, has made any representation or warranty to such Purchaser or any of its Affiliates with respect to (i) any projections, estimates or budgets of future revenues, expenses or expenditures or future results of operations of the Company and its subsidiaries heretofore delivered to or made available to such Purchaser or its Affiliates or their respective counsel, accountants or advisors or (ii) any other information or documents (financial or otherwise) made available to such Purchaser or its Affiliates or their respective counsel, accountants or advisors with respect to the Company and its subsidiaries. Notwithstanding anything to the contrary herein, nothing in this Agreement shall operate to limit any claim by such Purchaser or any of its Affiliates for Fraud (it being understood and agreed that any such claim may only be asserted and/or prosecuted on behalf of a Purchaser by or under the direction of Fairfax).
5.1.15    Appropriate Investment; Non-Violation. Such Purchaser has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of Purchase Securities hereunder and participation in the Transactions (i) are fully consistent with such Purchaser’s financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to such Purchaser, (iii) have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under such Purchaser’s charter, by-laws or other constituent document or under any law,

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rule, regulation, agreement or other obligation by which such Purchaser is bound and (v) are a fit, proper and suitable investment for such Purchaser, notwithstanding the substantial risks inherent in investing in or holding the Purchase Securities.
5.1.16    Placement Agent. Such Purchaser hereby acknowledges and agrees that (a) J.P. Morgan is acting solely as placement agent in connection with the Transactions and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for such Purchaser, the Company or any other person or entity in connection with the Transactions, (b) J.P. Morgan has not made and will not make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the Transactions, (c) J.P. Morgan will have no responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the Transactions or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company or Transactions, and (d) J.P. Morgan shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such Purchaser, the Company or any other person or entity), whether in contract, tort or otherwise, to such Purchaser, or to any person claiming through such Purchaser, in respect of the Transactions.
ARTICLE 6

ADDITIONAL COVENANTS
6.1    No Integration. The Company agrees that it will not and will cause its Affiliates not to sell, offer for sale or solicit offers to buy any security of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such sale, offer for sale or solicitation of an offer to buy would render invalid (for the purpose of the sale of the Purchase Securities by the Company to the Purchasers) the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof or otherwise.
6.2    Underlying Securities. The Company will cause the Underlying Securities to be approved for supplemental listing on the NYSE on or prior to the Closing Date.
6.3    Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Purchase Securities and the Common Stock.
6.4    Available Shares of Common Stock. The Company will reserve and keep available at all times, free of preemptive or other similar rights or contractual encumbrances (except for any preemptive rights held by the Purchasers), the full number of Underlying Securities.
6.5    No Restricted Resales. The Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Purchase Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them except in a transaction following which such Purchase Securities cease to be “restricted securities.”
6.6    Regulatory Filings. The Company and the Purchasers shall, as promptly as reasonably practicable, (i) make or cause their Affiliates to make all required filings with the

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U.S. Federal Trade Commission (“FTC”), Department of Justice (“DOJ”) and any other governmental entity required under the HSR Act with respect to the Transactions, (ii) make or cause their Affiliates to make any filing or notice required under any other antitrust or competition law or other law or regulation agreed by the parties to be applicable to the Transactions (iii) provide any supplemental information requested in connection with the HSR Act or such other antitrust, competition or other laws or regulations as promptly as practicable after such request is made; and (iv) use their reasonable best efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Entities that may be or become necessary in connection with the Transactions; provided that nothing in this Section 6.6 shall require, or be construed to require, the Purchasers or any of their Affiliates to agree to (x) sell, hold, divest, discontinue or limit, before or after the Closing Date, any assets, businesses or interests of the Purchasers or any of their Affiliates; (y) any material conditions relating to, or changes or restrictions in, the operations of any such assets, businesses or interests; or (z) any material modification or waiver of the terms and conditions of this Agreement. The Company and each Purchaser shall, and shall cause its Affiliates to, furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any filing or submission which is necessary under the HSR Act or such other applicable law or which is otherwise requested by the FTC or DOJ or other governmental entity and shall keep each other apprised of the status of any communications with, and inquiries or requests for additional information from, the FTC and DOJ or other governmental entity. The Company shall bear all filing fees of the Parties incurred pursuant to this Section 6.6.
6.7    Ratings. If reasonably requested by the Purchasers, the Company shall, as soon as practicable, cause S&P Global Ratings, a division of S&P Global, Inc., or Moody’s Investors Service, Inc., or any other rating agency reasonably satisfactory to the Purchasers, to rate the Series C Preferred Stock and to make such rating publicly available, and the Company shall cause one such ratings agency to continue to rate the Series C Preferred Stock so long as any Shares remain outstanding. The Company shall bear the cost and reasonable, documented expenses incurred by the Parties pursuant to this Section 6.7.
6.8    Standstill. Each Purchaser hereby agrees that, until the Standstill Termination Date, unless specifically consented in writing by the Company to do so, neither such Purchaser nor its Affiliates will, or will cause or knowingly permit any of its or their directors, officers, partners, managers or employees to, in any manner, directly or indirectly: (i) effect or seek, initiate, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way advise or, assist any other person to effect or seek, initiate, offer or propose (whether publicly or otherwise) to effect or cause or participate in, any acquisition of any equity or equity-linked securities (or beneficial ownership thereof); any tender or exchange offer, merger, consolidation or other business combination involving the Company; any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company; or any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or consents to vote any voting securities of the Company, provided, however, that notwithstanding the foregoing, nothing in this clause (i) shall prevent or limit (a) the ability of any director of the Company that is affiliated with such Purchaser to acquire, exercise or dispose of any stock options or other equity securities of the Company received as compensation for serving as a director, or perform his or her duties as a director of the Company or (b) the Purchasers and their Affiliates (and their respective directors, officers, partners, managers or employees) from purchasing equity or equity-linked securities of the Company representing in the aggregate, together with the Underlying Securities, up to 20% of the outstanding Common Stock on a Fully-Diluted Basis in the aggregate for the Purchasers and their Affiliates; provided, further, that, notwithstanding anything to the contrary in this Section 6.8, at any time or from time to time following receipt of the Requisite Stockholder Approval, the Purchasers and their Affiliates will not be prohibited from exercising, converting or exchanging any securities of the Company then-held (including the Warrants and the warrants issued under that certain Warrant

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Agreement dated as of March 8, 2022, between the Company and the other signatories thereto) for shares of Common Stock; (ii) form, join or in any way participate in a “group” (as defined under the Exchange Act) with respect to any securities of the Company that seeks to do any of the actions prohibited by clause (i) above; (iii) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company, provided, however, that notwithstanding the foregoing, nothing in this clause (iii) shall prevent or limit the ability of any director of the Company that is affiliated with such Purchaser to serve as a director, or perform his or her duties as a director of the Company or any related activities of such Purchaser’s officers, employees or representatives in support of such director; (iv) take any action which could reasonably be expected to force the Company to make a public announcement regarding any of the types of matters set forth in this Section 6.8 (other than actions taken by a director of the Company in the performance of his or her duties as such); or (v) enter into any agreements, discussions or arrangements with any third party with respect to any of the foregoing (other than ordinary course discussions by a director of the Company in the performance of his or her duties as such).
6.9    DTC. The Company shall cause the Shares to be delivered through the facilities of DTC on the Closing Date.
6.10    Certain Information Rights. (a) The Company shall promptly advise the Purchasers in writing of the occurrence of any matter or event that would cause a Material Adverse Effect, that occurs on or after the date of this Agreement and prior to the Closing.
(b) Prior to the Closing and, so long as (i) the Fairfax Share Percentage is equal to or greater than 50% and (ii) the Fairfax Beneficial Ownership Percentage is equal to or greater than 5%, at any time from and after the Closing, the Company shall, and shall cause its subsidiaries to, afford and its accountants, counsel and other representatives, upon reasonable notice and at such reasonable times as may be requested by any Purchaser, reasonable access, to (x) consult with the management on significant business issues relating to the operation of the Company and its subsidiaries as may be reasonably requested by such Purchaser and (y) materials within the control of the Company as may be reasonably requested by such Purchaser; provided that if the Company reasonably believes it would be in the best interests of the Company to not provide any such materials to such Purchaser due to the sensitive nature of such materials (such materials, “Restricted Materials”), the Company shall notify such Purchaser of such determination and in good faith discuss the basis for such determination with such Purchaser and, following such discussion, the Company shall have no obligation to disclose to such Purchaser any materials that the Company reasonably believes are Restricted Materials, subject, in the case of clauses (x) and (y), to appropriate confidentiality undertakings with respect to any proprietary information and facilities.
(c) During any period in which the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and so long as (i) the Fairfax Share Percentage is equal to or greater than 50% and (ii) the Fairfax Beneficial Ownership Percentage is equal to or greater than 5%, the Company shall provide to the Purchasers (i) within 120 days after the end of each fiscal year of the Company, audited consolidated financial statements of the Company for such fiscal year and (ii) within 45 days after the end of each fiscal quarter, unaudited consolidated financial statements of the Company for such fiscal quarter, provided that the Company shall not be required to deliver any such report with respect to the fourth fiscal quarter.

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(d) Notwithstanding anything to the contrary, the rights set forth in clauses (b) and (c) above will not be exercisable by any person other than the Purchasers (regardless of any transfer of any Purchase Securities or Underlying Securities).
6.11    Transfers and Exchanges. Notwithstanding anything to the contrary in this Agreement and the Warrant Agreement, without the prior written consent of the Company, no Warrants, or any beneficial or other interest therein, will be transferred, pledged or otherwise disposed of to any Person that is not a Permitted Transferee. Any purported transfer, pledge or other disposition in violation of this Section 6.11 will be void and without any force or effect.
6.12    Purchase Price Allocation. The Company and the Fairfax Group will cooperate in good faith to determine, by no later than the Closing Date, the allocation of the Aggregate Purchase Price between the Shares and the Warrants.
ARTICLE 7

TERMINATION
7.1    Termination. This Agreement may be terminated at any time prior to the Closing, only in the following manner:
(a)By mutual written agreement of the Company and the Purchasers;
(b)By the Company upon written notice to the Purchasers or, solely, with respect to the sale of the Purchase Securities to be purchased by it, by any Purchaser upon written notice to the Company if the Closing shall not have occurred on or before December 31, 2023; provided, that such date may be extended by written notice by the Company or (solely with respect to the sale of the Purchase Securities to be purchased by it) any Purchaser, as the case may be, for a period not to exceed an additional 30 days, if the reason for such extension is the failure to satisfy one or more conditions to the applicable Closing and such Purchaser or the Company, as the case may be, reasonably believes that condition(s) to such Closing can be satisfied by the new termination deadline. Notwithstanding the foregoing, termination under this provision shall not be available to the requesting Party if the applicable Closing has not occurred solely by reason of any breach by such requesting Party under this Agreement;
(c)Solely with respect to the sale of the Purchase Securities to be purchased by it, by any Purchaser upon written notice to the Company, if, (i) trading in securities generally on either the NYSE shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the SEC or the FINRA; (ii) a general banking moratorium shall have been declared by any federal or New York authority or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of such Purchaser is material and adverse and makes it impracticable or inadvisable to proceed with the Closing of the Purchase Securities to be purchased by it or to enforce contracts for the sale of securities.

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7.2    Effect of Termination. In the event of any termination of this Agreement pursuant to Section 7.1, this Agreement shall become null and void and have no further effect, with no liability on the part of the Company or the Purchasers (or the applicable Purchaser, as the case may be), or their respective Affiliates, with respect to this Agreement, except (a) for the terms of this Section 7.2 and Article 8, which shall survive the termination of this Agreement, and (b) that nothing in this Section 7.2 shall relieve any party hereto from liability or damages incurred or suffered by any other party resulting from any intentional (x) breach of any representation or warranty of such first party or (y) failure of such first party to perform a covenant thereof. As used in the foregoing sentence, “intentional” shall mean an act or omission by such party which such party actually knew, or reasonably should have known, would constitute a breach of this Agreement by such party.
ARTICLE 8

MISCELLANEOUS
8.1    Notices. Any notice, statement, demand, claim, offer or other written instrument required or permitted to be given pursuant to this Agreement shall be in writing signed by the Party giving such notice and shall be sent by electronic mail, facsimile, hand messenger delivery, overnight courier service, or certified mail (receipt requested) to the other Party at the address set forth below:
(a)If to the Company, to it at:
Kennedy-Wilson Holdings, Inc.
151 S. El Camino Drive
Beverly Hills, CA 90212
Email: mwindisch@kennedywilson.com and ilee@kennedywilson.com
Attention: Matthew Windisch and In Ku Lee
with a copy to:
Latham & Watkins LLP
355 South Grand Avenue, Suite 100
Los Angeles, CA, 90071
Email: julian.kleindorfer@lw.com
Attention: Julian Kleindorfer
(b)If to the Purchasers:
c/o Hamblin Watsa Investment Counsel Ltd.
95 Wellington Street West, Suite 802
Toronto, ON, Canada M5J 2N7
Email: GeneralCounsel@fairfax.ca
Attention: General Counsel
in each case, with a copy to:
Shearman & Sterling LLP
Commerce Court West
199 Bay Street, Suite 4405
P.O. Box 247
Toronto, ON, Canada M5L 1E8

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Email: JLehner@Shearman.com
Attention: Jason Lehner
Each Party shall have the right to change the place to which notices shall be sent or delivered or to specify one additional address to which copies of notices may be sent, in either case by similar notice sent or delivered in like manner to the other Party. Any notice delivered electronically shall only be deemed to be duly given pursuant to this Agreement if such notice is also be sent not later than the following Business Day via overnight courier service or next day certified mail (receipt requested) to the applicable address specified in the preceding sentence.
8.2    Survival. The agreements contained in this Agreement shall survive the execution and delivery of this Agreement and the delivery of and payment for the Purchase Securities and, unless otherwise set forth in this Agreement, the representations and warranties contained in this Agreement or in any certificate of officers of the Company delivered pursuant hereto shall survive until and including September 30, 2024 and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of any Party.
8.3    Entire Agreement; Amendments. This Agreement and any ancillary agreements among the Parties delivered in connection herewith constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, of the Parties with respect to the subject matter hereof. Any oral representations or modifications concerning this instrument shall be of no force or effect unless contained in a subsequent written modification signed by the party to be charged. This Agreement may be amended, waived or modified only by a written instrument executed by the Parties.
8.4    Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, and shall be enforceable by, the Parties and their respective successors and permitted assigns. Neither this Agreement, nor any right hereunder, may be assigned by any Party without the prior written consent of the other Party; except that consent shall not be required for an assignment by a Purchaser to any Affiliate of such Purchaser, provided that such Purchaser shall provide written notice to the Company of any such assignment.
8.5    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
8.6    Expenses. The Company shall bear (a) all of the Company’s expenses incurred in connection with this Agreement and the transactions contemplated hereby,(b) all of the fees and expenses of the Purchasers’ legal counsel reasonably incurred in connection with this Agreement and the transactions contemplated hereby and (c) 50% of the fees payable in respect of any filing(s) required under the HSR Act with respect to the Transactions.
8.7    Captions. The captions contained in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained herein.
8.8    Severability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

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8.9    Counterparts. This Agreement may be executed in one or more counterparts, including by facsimile, PDF or electronic signature, each of which shall constitute an original but all of which, taken together, shall constitute but one agreement.
8.10    No Waiver. Any failure of a Party to enforce any of the provisions of this Agreement or to require compliance with any of its terms at any time during the pendency of this Agreement shall in no way affect the validity of this Agreement, or any part hereof, and shall not be deemed a waiver of the right of such Party thereafter to enforce any and each such provision.
8.11    Damages Waiver. No Party shall be liable for any special, punitive, exemplary, indirect or incidental damages or any other damages that were not reasonably foreseeable.
8.12    Reliance by J.P. Morgan. J.P. Morgan, acting as financial advisor to the Company, may rely on each representation and warranty of the Company in this Agreement and on each representation and warranty of the Purchasers made under Sections 5.1.3, 5.1.6, 5.1.12 and 5.1.16 hereof, in each case with the same force and effect as if such representation or warranty were made directly to J.P. Morgan. J.P. Morgan will be a third-party beneficiary of this Agreement to the extent provided in this Section 8.12.
8.13    Action by the Purchasers. Whenever any action is required to be taken by the Purchasers, collectively, under this Agreement, such action shall be deemed to have been duly taken if such action is indicated to have been taken by Fairfax, for itself and on behalf of the other Purchaser.

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IN WITNESS WHEREOF, the Purchasers and the Company have caused this Agreement to be duly executed and delivered.

KENNEDY-WILSON HOLDINGS, INC.
By:    /s/ Matt Windisch
    Name: Matt Windisch
    Title: Executive Vice President

[Signature Page to Series C Preferred Stock Purchase Agreement]

FAIRFAX:
FAIRFAX FINANCIAL HOLDINGS LIMITED

By:    /s/ Peter Clarke
    Name: Peter Clarke
    Title: President and Chief Operating Officer

[Signature Page to Series C Preferred Stock Purchase Agreement]

SCHEDULE I
PURCHASERS

Name of Purchaser	Number of Shares to be Purchased	Number of Warrants to be Purchased	Applicable Purchase Price

Fairfax Financial Holdings Limited	200,000	12,338,062	$200,000,000

Total	200,000	12,338,062	$200,000,000

Schedule I-1

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